Exhibit 99.1

CONTANGO ORE, INC.

NEWS RELEASE

Contango ORE Announces Private Placement of Common Stock

MARCH 27, 2012 – HOUSTON, TEXAS – Contango ORE, Inc. (“CORE”) (OTCBB: CTGO.PK) announced today that it sold to accredited investors 882,500 shares of Common Stock at a price of $10.00 per share in a private placement completed on March 26, 2012. After the private placement, the Company now has 2,480,269 shares of Common Stock outstanding and an additional 112,604 shares of restricted stock and stock options outstanding. Strata Capital, Inc. and Strategas Securities LLC acted as placement agents in connection with the transaction and received an aggregate placement fee of approximately $300,000. The Company will use the $8.5 million in net proceeds of the private placement to fund its 2012 exploration program in Alaska, estimated at $6.4 million, repay approximately $0.5 million of short-term debt and use the remainder for additional equity issuance costs and general corporate purposes. The shares of Common Stock sold were not registered under the Securities Act of 1933, as amended, but are subject to a Registration Rights Agreement allowing the shares to be registered by the holders at a future date.

Kenneth R. Peak, the Company’s Chairman and Chief Executive Officer, said “Our exploration season is about to begin and this capital raise fully funds our planned program for 2012. We will have two exploration rigs drilling with one rig focused on our Chief Danny prospect (20 – 30 core holes planned), and one rig dedicated to drilling another approximately 20 core holes to mature four of our six leads to either the prospect stage or condemnation. For a more complete description of our planned program visit our website at www.contangoore.com. I have personally invested $4 million in the Company’s $8.8 million offering and am obviously enthused about our potential for success but also fully cognizant of the speculative nature of this investment and the likelihood that this entire investment may well be a “dry hole”.

Contango ORE, Inc. (CORE) is a Houston-based company that engages in the exploration in Alaska for gold and associated minerals and rare earth elements. Additional information can be found on our web page at www.contangoore.com.

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and rare earth elements; the existence and extent of commercially exploitable minerals in properties acquired by CORE; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; and the possibility that government policies may change or governmental approvals may be delayed or withheld, including the inability to obtain any mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Contango ORE, Inc.	For information, contact:
3700 Buffalo Speedway, Suite 960	Kenneth R. Peak
Houston, Texas 77098	(713) 960-1901

www.contangoore.com